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                        [SUTHERLAND ASBILL & BRENNAN LLP]

                                 April 26, 2004

American Family Life Insurance Company
6000 American Parkway
Madison, Wisconsin 53783-0001

         Re:      American Family Variable Account II
                  (File No. 333-45592)

Gentlemen:

         We hereby consent to the reference to our name under the caption "Legal Matters" in the Statement of Additional Information filed as part of Post-Effective Amendment No. 3 to the registration statement on Form N-4 for American Family Variable Account II (File No. 333-45592). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.


                                            Sincerely,

                                            SUTHERLAND ASBILL & BRENNAN LLP


                                            By:  /s/ Stephen E. Roth
                                                 --------------------------
                                                     Stephen E. Roth